Exhibit 99.1

AMC Entertainment Holdings, Inc. Announces Proposed Private Offering of First Lien Notes

LEAWOOD, Kan.—April 16, 2020-- AMC Entertainment Holdings, Inc. (NYSE: AMC) (“AMC”) announced today that it intends to offer, subject to market and other conditions, $500 million aggregate principal amount of first lien notes due 2025 (the “Notes”) in a private offering that is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

AMC intends to use the net proceeds from this offering for general corporate purposes, including further increasing AMC’s liquidity.

The confidential offering memorandum relating to the offering will contain certain supplemental disclosures, including an update on the impact of the COVID-19 pandemic on AMC’s business and certain preliminary information regarding its liquidity position. This supplemental disclosure may be accessed by logging onto the investor relations page of the AMC Investor Relations website at http://www.investor.amctheatres.com/.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the Notes or any other securities, nor will there be any sale of the Notes or any other securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on the exemption from registration set forth in Rule 144A under the Securities Act, and to non-U.S. persons outside the United States in reliance on the exemption from registration set forth in Regulation S under the Securities Act. The Notes and the related guarantees have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act and applicable state securities or blue sky laws and foreign securities laws.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include statements related to AMC’s current expectations regarding the performance of its business, financial results, liquidity and capital resources, and the impact to its business and financial condition of, and measures being taken in response to, the COVID-19 virus, and are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks, trends, uncertainties and other facts that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks, trends, uncertainties and facts include, but are not limited to, risks related to: the impact of the COVID-19 virus on the Company, the motion picture exhibition industry, and the economy in general, including the Company’s response to the COVID-19 virus related to theatre closings, personnel reductions and other cost-cutting measures and measures to maintain necessary liquidity and increases in expenses relating to precautionary measures at our facilities to protect the health and well-being of our customers and employees; the general volatility of the capital markets and the market price of the Company’s Class A common stock; motion picture production and performance; AMC’s lack of control over distributors of films; increased use of alternative film delivery methods or other forms of entertainment; general and international economic, political, regulatory and other risks, including risks related to the United Kingdom’s exit from the European Union or widespread health emergencies, or other pandemics or epidemics; risks and uncertainties relating to AMC’s significant indebtedness, including AMC’s borrowing capacity under its revolving credit agreement; AMC’s ability to execute cost cutting and revenue enhancement initiatives as previously disclosed and in connection with response to COVID-19; limitations on the availability of capital; AMC’s ability to refinance its indebtedness on favorable terms; availability of financing upon favorable terms or at all; risks relating to impairment losses, including with respect to goodwill and other intangibles, and theatre and other closure charges; and other factors discussed in the reports AMC has filed with the SEC. Should one or more of these risks, trends, uncertainties or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. For a detailed discussion of risks, trends and uncertainties facing AMC, see the section entitled “Risk Factors” in AMC’s Form 10-K for the year ended December 31, 2019 filed with the SEC, and the risks, trends and uncertainties identified in its other public filings. AMC does not intend, and undertakes no duty, to update any information contained herein to reflect future events or circumstances, except as required by applicable law.

AMC Entertainment Holdings, Inc.

INVESTOR RELATIONS:

John Merriwether, 866-248-3872

InvestorRelations@amctheatres.com

MEDIA CONTACTS:

Ryan Noonan, 913-213-2183

rnoonan@amctheatres.com